SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

PureSafe Water Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

485 Underhill Blvd., Suite 200, Syosset, NY   11791

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.

Entry Into A Material Definitive Agreement.

On June 13, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”), for the period from the date of the agreement through March 31, 2015. The agreement requires Tarpon to provide general management and consulting services and advisory services to the Company, including assistance in connection with the restructuring of its outstanding debt and equity securities. The manager of Tarpon is Stephen Hicks, the President of the Company.

Pursuant to the terms of the Consulting Agreement, Tarpon will be compensated by the issuance to it by the Company of shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”; see description of Series H Preferred Stock under Item 5.03 below). Pursuant to the terms of the Consulting Agreement, Tarpon will receive Series H Preferred Stock with a stated value of $425,000 upon the execution of the Agreement, and additional Series H Preferred Stock with a stated value of $75,000 monthly, commencing July 1, 2014 and continuing through the balance of the term. The execution and delivery of the Consulting Agreement was approved by the directors of the Company. Mr. Hicks did not participate in the vote on this matter.

On June 13, 2014, the Company entered into an Equity Purchase Agreement with an accredited investor. The terms of the Equity Purchase Agreement provide that the Investor agrees, subject to put notices from the Company, to purchase up to $5,000,000 in Common Stock during the 24 months following the execution of the Agreement, subject to certain conditions and limitations. For each closing, the purchase price of the Common Stock will be 90% of the average of the three lowest Closing Bid Prices during the 10 trading days following the relevant Clearing Date (as defined in the Equity Purchase Agreement). In connection therewith, the Company also entered into a Registration Rights Agreement with the investor, pursuant to which the Company is required to file a Registration Statement with the Securities and Exchange Commission for the expected number of shares to be issued under the Equity Purchase Agreement within 120 days of the date of the Registration Rights Agreement. The Investor also provided the Company with a one year loan of $100,000; the obligation to repay this loan is represented by a Promissory Note issued by the Company to the Investor.

The foregoing descriptions of the Consulting Agreement, the Equity Purchase Agreement and the Registration Rights Agreement and their relevant terms do not purport to be complete descriptions of their respective terms, and each is qualified in its entirety by reference to the full text of the relevant agreement, copies of which are filed as Exhibits 10.48, 10.49 and 10.50, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

See Item 8.01 below regarding the settlement of a claim against the Company and the Company’s issuance of a $50,000 Promissory Note in connection with such settlement.

Item 2.03

Creation of a Direct Financial Obligation.

See Item 1.01 supra.

See Item 8.01 below.

Item 3.02

Unregistered Sale of Equity Securities.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
June 17, 2014	51 shares of Series G Convertible Preferred Stock. (2)	Director and Officer	NA	$1.00 per share/NA
June 17, 2014	17 shares of Series H Convertible Preferred Stock. (3)	Consultant	NA	$25,000 stated value per share/NA
June 13, 2014	$50,000 principal amount convertible settlement note. (4)	Litigation settlement.	NA	$50,000/NA

(1)

The issuances to a director and officer, to a consulting firm and in settlement of litigation are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended, as transactions not involving any public offering under the Securities Act.

(2)

See Item 3.03 below

(3)

An additional 3 shares per month to be issued beginning July 2014 and continuing for the balance of the Consulting Agreement term; see Item 1.01 supra.

(4)

See description of Levin Consulting Settlement in Item 8.01 below.

Item 3.03

Material Modification to Rights of Security Holders

By unanimous written consent of the Board (Mr. Hicks not participating), the Board authorized the filing of a Certificate of Designation for its Series G Convertible Preferred Stock (“Series G Preferred Stock”; see description of Series G Preferred Stock under Item 5.03 below) and the issuance of all of the fifty-one (51) authorized shares of such Series G Preferred Stock (see Item 5.03) to Stephen Hicks (the “Series G Stockholder”) for a purchase price of $1 per share. As a result of the voting rights granted to the Series G Preferred Stock in the Certificate of Designations, the Series G Stockholder holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. Pursuant to the terms of the Board resolution authorizing the issuance of the Series G Preferred Stock, and authorizing the issuance of the shares to Mr. Hicks, the Company has the right to redeem said Preferred Stock of the Company upon his resignation or the termination of his services as President of the Company. The Company believes that the issuance of the Series G Preferred Stock to Mr. Hicks will facilitate the Company’s ability to manage its affairs.

Item 5.03

Amendment to Articles of Incorporation and By-Laws

By-Laws

On June 13, 2014, pursuant to powers vested in them in the By-Laws and under the Delaware General Corporation Law, the Board of Directors adopted revised By-Laws for the governance of the Company. A copy of the revised By-Laws is attached hereto as Exhibit 3.12.

Series A and Series F Preferred Stock

On June 3, 2014, the Company filed with the Secretary of State of the State of Delaware Certificates of Correction to its existing Certificates of Designations for its Series A and Series F Preferred Stock, respectively. These filings reduced the number of authorized shares of the Company’s Series A Preferred Stock from the previously reported 400,000 shares to 52,500 shares and the number of authorized shares of the Series F Preferred Stock from the previously reported 1,000,000 shares to 38,644 shares. In each case, the current number of outstanding shares (as of the date of filing of each Certificate of Correction, 2014) of the relevant Series is not more than the number of authorized shares specified in the corresponding Certificate of Correction.

Series G Preferred Stock

On June 13, 2014, the number, designation, rights, preferences and privileges of the Series G Preferred Stock were established by the Board. The designation, rights, preferences and privileges that the Board established for the Series G Preferred Stock are set forth in a Certificate of Designations that was filed with the Secretary of State of the State of Delaware on June 17, 2014. Among other things, the Certificate of Designation provides that each one share of Series G Preferred has voting rights equal to (x) (i) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the number determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator. These voting rights apply only to matters of Company capitalization (i.e. increase in authorized common stock, stock splits, etc.), and similar matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent.The Series G has a par value of $0.001 per share, no rights to dividends but provides for liquidation rights which entitle the holder to a pro-rata share of net assets. Each Series G share is convertible, at the option of the holder, into one share of Common Stock. The Company issued 51 shares of the Series G to the President.

Series H Preferred Stock

On June 13, 2014, the number, designation, rights, preferences and privileges of the Series H Preferred Stock were established by the Board. The designation, rights, preferences and privileges that the Board established for the Series H Preferred Stock are set forth in a Certificate of Designations that was filed with the Secretary of State of the State of Delaware on June 17, 2014.

The Certificate of Designations for the Series H Preferred Stock provides for the issuance of up to 1,000 shares of Series H stock with a stated value of $25,000.00 per share. As long as any shares of Series H Preferred Stock remain outstanding, the Company cannot, without the consent of the holders of at least 90% of the Series H Preferred Stock, redeem, repurchase or otherwise acquire any junior securities, or pay or make any distribution upon any junior securities as defined therein.

The Series H Preferred Stock is convertible at the option of the holder into such number of shares upon the conversion ratio equal to the aggregate stated value of the Series H Preferred Stock converted divided by the average closing bid price for the calendar month preceding the original issuance date of the shares being converted, as reported by the reporting service. The Company is required to reserve a sufficient number of shares of common stock as may be required to be issued thereunder. The conversion ratio is subject to adjustment, from time to time, for various reasons including a sale or merger by the Company.

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series H Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or bylaws.

The foregoing summaries of the Certificates of Designations and Certificates of Correction do not purport to be a complete description of their respective terms, and each is qualified in its entirety by reference to the full text of the relevant Certificate of Designations, copies of which are filed as Exhibits 3.10 and 3.11, respectively, and to the full text of the Certificates of Correction, copies of which are filed as Exhibits 3.08 and 3.09, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 5.05

Amendment to Registrant’s Code of Ethics.

On June 13, 2014, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics, a copy of which is annexed as Exhibit 14.01.

Item 8.01

Other Events.

On April 4, 2013, Levin Consulting Group, LLC (“Levin”) served the Company with a summons and complaint, filed with the Supreme Court of the State of New York, County of New York, claiming that additional shares of the Company’s Common Stock are issuable by the Company to Levin in connection with the exercise by Levin of a common stock purchase warrant issued by the Company. The warrant was originally issued contemporaneously with the issuance of a $20,000 promissory note to Levin.

On June 13, 2014, the Company and Levin entered into a stipulation settling this claim (the “Levin Settlement Agreement”). As part of the Levin Settlement Agreement, the warrant was exchanged for the Company’s $50,000 promissory note (the “Settlement Note”). The Settlement Note matures on December 31, 2015 and is convertible, at the option of the holder, into shares of the Company’s Common Stock at a per share conversion price equal to fifty percent (50%) of the lowest closing bid price for the Common Stock for the five (5) trading days immediately before the relevant conversion date. The original $20,000 note remains outstanding.

The foregoing summary of the Settlement Note does not purport to be a complete description of its terms, and it is qualified in its entirety by reference to the full text of the Levin Settlement Agreement, a copy of which is filed as Exhibit 10.51 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01

Exhibits.

Exhibit Number
3.08	Certificate of Correction for Series A Preferred Stock

3.09	Certificate of Correction for Series F Preferred Stock

3.10	Certificate of Designations of Series G Convertible Preferred Stock

3.11	Certificate of Designations of Series H Convertible Preferred Stock

3.12	Revised By-Laws

10.48	Consulting Agreement with Tarpon Bay Partners LLC

10.49	Equity Purchase Agreement with Alpha Capital Anstalt

10.50	Registration Rights Agreement with Alpha Capital Anstalt

10.51	Stipulation of Settlement with Levin Consulting Group LLC

14.01	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puresafe Water Systems, Inc.

Date: June 17, 2014	By:	/s/ Leslie Kessler
Leslie Kessler
Chief Executive Officer